EXHIBIT 99.1
                                                                    ------------


 COMBINED FINANCIAL STATEMENTS

 ResortQuest Mainland
 Years Ended December 31, 2006, 2005, and 2004
 With Report of Independent Auditors

                              ResortQuest Mainland

                          Combined Financial Statements

                  Years Ended December 31, 2006, 2005, and 2004




                                    Contents

Report of Independent Auditors..........................................1

Consolidated Financial Statements

Combined Statements of Operations.......................................2
Combined Balance Sheets ................................................3
Combined Statements of Cash Flows.......................................4
Combined Statements of Deficit..........................................5
Notes to Consolidated Financial Statements..............................6

                         Report of Independent Auditors

To the Board of Directors and Stockholders
Gaylord Entertainment Company

We have audited the accompanying combined balance sheets as of December 31, 2006 and 2005, of ResortQuest Mainland as defined in Note 1, and the related combined statements of operations, cash flows and deficit for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2006 and 2005, of ResortQuest Mainland as defined in Note 1, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP

April 27, 2007

                            ResortQuest Mainland

                     Combined Statements of Operations


                                                                           Year Ended December 31
                                                             2006                     2005                    2004
                                                         -----------            ---------------           -------------
                                                                               (In Thousands)
Revenues                                                  $ 158,724                $ 165,552               $ 131,440

Operating expenses:
  Direct operating expenses                                 128,596                  138,452                 101,929
  Selling, general and administrative                        33,208                   34,984                  28,664
  Impairment and other charges                              107,778                     --                       --
  Depreciation and amortization                               9,082                    8,991                   6,941
                                                          ---------                ---------               ---------
  Operating loss                                           (119,940)                 (16,875)                 (6,094)
                                                          ---------                ---------               ---------
Interest expense, net of amounts capitalized                 13,218                   12,062                  10,330
Interest income                                                (960)                    (644)                    (33)
Other (income) and expense, net                                 (59)                     114                     (45)
                                                          ---------                ---------               ---------
  Loss before (benefit) provision for income taxes         (132,139)                 (28,407)                (16,346)
(Benefit) provision for income taxes                         (8,484)                     838                   2,976
                                                          ---------                ---------               ---------
    Net loss                                              $(123,655)               $ (29,245)              $ (19,322)
                                                          =========                =========               =========

See accompanying notes.

                              ResortQuest Mainland

                             Combined Balance Sheets


                                                                                                       December 31
                                                                                             2006                      2005
                                                                                         -----------                ----------
                                                                                                       (In Thousands)

Assets
Current assets:
    Cash and cash equivalents - unrestricted                                              $   3,146                $  12,477
    Cash and cash equivalents - restricted                                                   10,767                   14,016
    Trade receivables, less allowance of $291 and $413, respectively                          5,595                    5,494
    Other receivables                                                                         3,047                    4,583
    Prepaid expenses                                                                          1,629                    1,475
    Inventories                                                                                 549                      602
    Deferred income taxes                                                                      --                        326
    Other current assets                                                                        280                      327
                                                                                          ---------                ---------
Total current assets                                                                         25,013                   39,300
                                                                                          ---------                ---------

Property and equipment, net of accumulated depreciation                                      29,354                   34,055
Intangible assets, net of accumulated amortization                                           14,644                   18,494
Goodwill                                                                                     49,681                  136,568
Indefinite lived intangible assets                                                           20,080                   29,233
Other long-term assets                                                                          373                      565
                                                                                          ---------                ---------
Total assets                                                                              $ 139,145                $ 258,215
                                                                                          =========                =========

Liabilities and deficit
Current liabilities:
    Current portion of capital lease obligation                                           $    --                  $     337
    Accounts payable and accrued liabilities                                                 20,111                   21,512
    Deferred revenue                                                                         30,391                   31,852
    Other current liabilities                                                                 2,787                    6,428
                                                                                          ---------                ---------
Total current liabilities                                                                    53,289                   60,129
                                                                                          ---------                ---------

Capital lease obligation, net of current portion                                               --                        896
Deferred income taxes                                                                         9,005                   13,955
Other long-term liabilities                                                                   2,042                    7,077
Due to Gaylord                                                                              258,504                  237,502
Commitments and contingencies
Deficit:
    Accumulated deficit                                                                    (184,046)                 (60,391)
    Accumulated other comprehensive income (loss)                                               351                     (953)
                                                                                          ---------                ---------
Total deficit                                                                              (183,695)                 (61,344)
                                                                                          ---------                ---------
Total liabilities and equity                                                              $ 139,145                $ 258,215
                                                                                          =========                =========

See accompanying notes.

                                 ResortQuest Mainland

                          Combined Statements of Cash Flows


                                                                                   Year Ended December 31
                                                                          2006                2005                 2004
                                                                      ------------        ------------          -----------
                                                                                         (In Thousands)


Operating activities
Net loss                                                              $ (123,655)          $ (29,245)           $ (19,322)
Amounts to reconcile net loss to net cash flows used in
  operating activities:
        Impairment and other charges                                     107,778               --                   --
        Stock-based compensation expense                                   1,282                 735                1,170
        Depreciation and amortization                                      9,082               8,991                6,941
        Loss (gain) on sales of assets                                       384                 127                  (23)
        (Benefit) provision for deferred income taxes                     (8,511)                773                3,002
        Changes in (net of acquisitions and divestitures):
            Trade receivables                                               (101)             (1,881)                (844)
            Other receivables                                              1,536              (1,836)              (2,535)
            Prepaid expenses                                                (154)                180                  653
            Inventories                                                       53                (317)                 (36)
            Accounts payable and accrued liabilities                      (3,962)             (4,444)                (956)
            Deferred revenue                                              (1,461)             (3,227)              (1,867)
            Other assets and liabilities                                     908                 774               (2,585)
                                                                      ----------           ---------            ---------
Net cash flows used in operating activities                              (16,821)            (29,370)             (16,402)
                                                                      ----------           ---------            ---------

Investing activities
Purchases of property and equipment                                      (15,346)            (13,073)              (4,761)
Acquisition of businesses, net of cash acquired                             --               (20,223)                --
Proceeds from sale of assets                                                 450                  78                   28
                                                                      ----------           ---------            ---------
Net cash flows used in investing activities                              (14,896)            (33,218)              (4,733)
                                                                      ----------           ---------            ---------

Financing activities
Advances from Gaylord, net                                                19,446              52,260               38,888
Decrease (increase) in restricted cash and cash equivalents                3,249              26,175              (22,144)
Other financing activities, net                                             (309)               (162)                --
                                                                      ----------           ---------            ---------
Net cash flows provided by financing activities                           22,386              78,273               16,744
                                                                      ----------           ---------            ---------

Net change in cash and cash equivalents                                   (9,331)             15,685               (4,391)
Cash and cash equivalents - unrestricted, beginning of period             12,477              (3,208)               1,183
                                                                      ----------           ---------            ---------
Cash and cash equivalents - unrestricted, end of period               $    3,146           $  12,477            $  (3,208)
                                                                      ==========           =========            =========

Supplemental cash flow information:
Cash (paid) received for income taxes                                   $ (1,536)          $     (67)           $      57

See accompanying notes.


                                ResortQuest Mainland

                           Combined Statements of Deficit

                                                                                  Accumulated
                                                                                     Other
                                                            Accumulated           Comprehensive       Total
                                                             Deficit             Income (Loss)       Deficit
                                                          ----------------     -----------------   ------------
                                                                                 (In Thousands)

Balance, December 31, 2003                                    $ (11,824)         $   (69)          $ (11,893)
Comprehensive loss:
  Net loss                                                      (19,322)             --              (19,322)
  Foreign currency translation, net of deferred income
    taxes of ($446)                                               --                (717)               (717)
                                                                                                   ---------
  Comprehensive loss                                                                                 (20,039)
                                                              ---------          -------           ---------
Balance December 31, 2004                                       (31,146)            (786)            (31,932)
Comprehensive loss:
  Net loss                                                      (29,245)             --              (29,245)
  Foreign currency translation, net of deferred income
    taxes of ($65)                                                --                (167)               (167)
                                                                                                   ---------
  Comprehensive loss                                                                                 (29,412)
                                                              ---------          -------           ---------

Balance December 31, 2005                                       (60,391)            (953)            (61,344)
Comprehensive loss:
  Net loss                                                     (123,655)             --             (123,655)
  Foreign currency translation, net of deferred
    income taxes of $707                                          --               1,304               1,304
                                                                                                   ---------
  Comprehensive loss                                                                                (122,351)
                                                              ---------          -------           ---------
Balance December 31, 2006                                     $(184,046)         $   351           $(183,695)
                                                              =========          =======           =========


See accompanying notes.

                              ResortQuest Mainland

                          Combined Financial Statements

                  Years Ended December 31, 2006, 2005, and 2004



1. Basis of Presentation

ResortQuest Mainland (the Company) is a vacation rental property management company offering rentals, sales, and management services to approximately 9,600 vacation properties in premier beach and mountain locations in the continental United States and Canada. ResortQuest Mainland is comprised of the following entities, all of which are wholly owned subsidiaries of ResortQuest International, Inc. (the Parent Company):



Abbott & Andrews Realty Services LLC                                              ResortQuest Mortgage LLC
Accommodations Center Inc                                                         ResortQuest Northwest Florida LLC
Aspen Lodging Company LLC                                                         ResortQuest Orlando LLC
B&B on the Beach Inc                                                              ResortQuest Real Estate of Alabama inc
Brindley & Brindley Realty & Development Inc                                      ResortQuest Real Estate of Florida Inc.
Catering Concepts LLC                                                             ResortQuest Real Estate of Hawaii Inc
Coastal Resorts Management Inc                                                    ResortQuest Real Estate of Mississippi Inc
Coastal Resorts Realty LLC                                                        ResortQuest Realty Aspen LLC
Coates Reid & Waldron Inc                                                         ResortQuest Southwest Florida LLC
Collection of Fine Properties Inc                                                 ResortQuest St Simons Inc
Columbine Management Company                                                      ResortQuest Technologies Inc
Exclusive Vacation Properties Inc                                                 ResortQuest Whistler Property Management Inc
Great Beach Vacations LLC                                                         Ridgepine Inc
High Country Resorts II Merger Co                                                 RQ SW Florida LLC
High Country Resorts Inc                                                          RQI Acquisition LLC
Hilton Head Ocean Front Sales and Rentals Inc                                     RQMA Inc
KTF Acquisition Co                                                                Sand Dollar Management LLC
Mountain Memories Accommodations Ltd                                              Sand Dollar Ocean LLC
Mountain Valley Properties Inc                                                    SIIK Inc
Peak Ski Rentals LLC                                                              Spearhead Rentals Ltd
Powder Resorts Townhomes Ltd                                                      Steamboat Premier Properties Inc
R&R Resort Rental Properties Inc                                                  Telluride Resort Accommodations Inc
Realty Referal Consultants LLC                                                    Ten Mile Holdings Ltd
Resort Property Management Inc                                                    The Tops'l Group Inc
Resort Rental Vacations LLC                                                       Tops'l Club of NW Florida LLC
ResortQuest Arizona Inc                                                           Tops'l Development II LLC
ResortQuest at Summit County LLC                                                  Tops'l Development LLC
ResortQuest Colorado Inc.                                                         Trupp Hodnett Inc
ResortQuest Hilton Head Inc                                                       Whistler Chalets Holding Corp
ResortQuest Idaho Inc                                                             Whistler Lodging Company Ltd
ResortQuest International Inc                                                     Whistler Exclusive Vacation Properties Ltd



                              ResortQuest Mainland

1. Basis of Presentation (continued)

The Parent Company is a wholly owned subsidiary of Gaylord Entertainment Company (Gaylord). Because all legal entities of the Company are wholly owned subsidiaries of the Parent Company, the statements of deficit are presented on a cumulative basis. All of the allocations and estimates in these combined financial statements are based on assumptions that management believes are reasonable under the circumstances. Actual results could differ from those estimates. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Company had been operated on a stand-alone basis.

On November 20, 2003, 100% of the outstanding common shares of the Parent Company were acquired by Gaylord in a tax-free, stock-for-stock merger. Gaylord accounted for the acquisition of the Parent Company under the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to the Parent Company's net tangible and identifiable intangible assets based upon their fair value as of the date of completion of the acquisition. Subsequent to the allocation of the total purchase price to the Parent Company, Gaylord determined the reporting units of the Parent Company in accordance with SFAS (Statement of Financial Accounting Standard) No. 142. Gaylord allocated the tangible assets acquired to the reporting units of the Parent Company based on the tangible assets held by each reporting unit at the date of acquisition. Gaylord allocated the identifiable intangible assets, consisting of property management contracts, trade names, and goodwill, to the reporting units of the Parent Company based on the fair value of each reporting unit relative to the total purchase price of the Parent Company. As a result of this process, Gaylord allocated $17.9 million in property management contracts, $29.2 million in trade names, and $120.7 million in goodwill to the reporting units of the Company as of November 20, 2003. Property management contracts represent existing contracts with property owners, homeowner associations and other direct ancillary service contracts. Property management contracts are amortized on a straight-line basis over the remaining useful life of the contracts, which was estimated to be seven years from acquisition. The trade name intangible asset, consisting primarily of the "ResortQuest" trade name, was deemed to have an indefinite remaining useful life and therefore will not be amortized. See Note 4 for a further discussion of the Company's intangible assets.

The accompanying combined financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in combining the Company. However, accounts and transactions with the Parent Company and Gaylord have not been eliminated.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies

Revenue Recognition

The Company earns revenues through property management fees, service fees, and real estate and other fees.

Property Management Fees

The Company receives property management fees when the properties are rented, which are generally a percentage of the rental price of the vacation property. Property management fees range from approximately 3% to over 40% of gross lodging revenues collected based upon the type of services provided by the Company to the property owner and the type of rental units managed. Revenues are recognized ratably over the rental period based on the Company's proportionate share of the total rental price of the vacation condominium or home. The Company requires certain minimum deposits when reservations are booked. These deposits are recorded as a component of deferred revenue in the accompanying combined balance sheet. Revenues from cancellations are recorded at the time of cancellation.

Service Fees

The Company internally provides or arranges through third parties certain services for property owners or guests. Service fees include reservations, housekeeping, long-distance telephone, ski rentals, lift tickets, beach equipment and pool cleaning. Internally provided services are recognized as service fee revenue when the service is provided. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the revenue and related direct costs of certain services provided to property owners by third parties on behalf of the Company are recognized when the service is provided.

Real Estate and Other

The Company recognizes other revenues primarily related to real estate broker commissions and food and beverage sales. The Company recognizes revenues on real estate sales when the transactions are complete, and such revenue is recorded net of the related agent commissions. The Company also manages food and beverage operations in connection with the management of larger condominium complexes, primarily in Florida. The Company recognizes food and beverage revenue at the time of sale.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Direct Operating Expenses

Direct operating expenses include expenses related to housekeeping, maintenance, reservations, marketing and advertising, and other costs associated with rental and management. Direct operating expenses also include the cost of sales and operating expenses related to food and beverage sales.

Advertising and Marketing

In accordance with the AICPA's Statement of Position (SOP) No. 93-7, Reporting on Advertising Costs, the Company expenses advertising and marketing costs as incurred or as the advertising takes place. Internet portal agreements are treated as advertising and are expensed ratably over the lesser of the contract period or the benefit period. Excluding payroll related items, the Company expensed $12.7 million, $13.4 million, and $10.1 million in advertising and marketing costs during 2006, 2005, and 2004, respectively.

Stock-Based Compensation

Employees of the Company are granted stock-based compensation under Gaylord's stock-based employee compensation plan, which is more fully described in Note
10. Prior to January 1, 2006, the Company accounted for stock options granted to its employees under this plan under the recognition and measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. No stock-based employee compensation cost was recognized in the accompanying combined statements of operations related to stock options granted to the Company's employees under this plan for the years ended December 31, 2005 and 2004, as all options granted to its employees under this plan had an exercise price equal to the market value of Gaylord's underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. SFAS No. 123(R) supersedes APB No. 25 and requires companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments, including stock options. Under the modified prospective transition method, compensation cost recognized in the year ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted to the Company's employees prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted to the Company's

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

employees subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated.

As a result of adopting Statement 123(R) on January 1, 2006, the Company's loss before benefit for income taxes and net loss for the year ended December 31, 2006 are $0.9 million and $0.8 million higher, respectively, than if the Company had continued to account for share-based compensation under APB Opinion 25.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that changes in the amounts of certain items be shown in the financial statements as a component of comprehensive income. Comprehensive income consists of foreign currency translation gains and losses and is presented in the combined statements of stockholders' equity.

Cash and Cash Equivalents -- Unrestricted

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and Cash Equivalents -- Restricted

Restricted cash and cash equivalents primarily represents guest advance deposits held in escrow for lodging reservations and deposits on real estate transactions. Upon the occurrence of the guest's stay, the lodging reservation deposits are withdrawn from escrow as the Company recognizes its revenue, ratably over the guest's stay, with the remaining amounts being disbursed to the owners of the Company's managed properties. Upon the legal closing of a real estate transaction that the Company brokers, real estate deposits are withdrawn from escrow as the Company recognizes its commission revenue, net of any agent commissions.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company's accounts receivable are primarily generated by vacation rental property management fees, service fees, and real estate commissions. Receivables arising from these sales are not collateralized. Credit risk associated with the accounts receivable is minimized due to the large and diverse nature of the customer base. No customers accounted for more than 10% of the Company's trade receivables at December 31, 2006.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, age of past due receivables, and other information. Accounts receivables are written off against the allowance for doubtful accounts when accounts are deemed to be uncollectible. The determination of the amount of the allowance for doubtful accounts is subject to judgment and estimation by management. Increases to the allowance may be made if circumstances or economic conditions deteriorate.

Inventories

Inventories consist primarily of retail items in ski shops and food and beverage items that are recorded at the lower of cost or market. Cost is computed on an average cost basis.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and improvements that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the accompanying combined statements of operations. Property and equipment are depreciated using the straight-line method over the following estimated useful lives:

    Buildings and improvements             40 years
    Leasehold improvements                 Shorter of useful life or lease term
    Furniture,fixtures and equipment       5 - 8 years
    Vehicles                               3 years
    Software and web development           5 years
    Leased property                        Shorter of useful life or lease term

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with SOP NO. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP No. 98-1, during 2006, 2005 and 2004, the Company capitalized $2.9 million, $0.3 million, and $2.8 million, respectively, of software development costs, primarily related to outside professional fees and internal payroll and related benefits. At December 31, 2006 and 2005, property and equipment in the accompanying combined balance sheets includes $3.4 million and $3.3 million, respectively, in capitalized software developed or obtained for internal use, net of amortization.

Goodwill and Intangibles

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 supersedes APB Opinion No. 16, Business Combinations, and requires the use of the purchase method of accounting for all business combinations prospectively. SFAS No. 141 also provides guidance on recognition of intangible assets apart from goodwill.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets, and changes the accounting for goodwill and intangible assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite useful lives are not amortized but are tested for impairment at least annually and whenever events or circumstances occur indicating that these intangibles may be impaired. Reporting units of the Company are determined in accordance with SFAS No. 142. The Company allocates goodwill to reporting units by comparing the fair value of each reporting unit identified in an acquired company to the total fair value of the acquired company on the acquisition date. The Company performs its review of goodwill for impairment by comparing the carrying value of the applicable reporting unit to the fair value of the reporting unit. If the fair value is less than the carrying value then the Company measures potential impairment by allocating the fair value of the reporting unit to the tangible assets and liabilities of the reporting unit in a manner similar to a business combination purchase price allocation. The remaining fair value of the reporting unit after assigning fair values to all of the reporting unit's assets and liabilities represents the implied fair value of goodwill of the reporting unit. The impairment is measured by the difference between the carrying value of goodwill and the implied fair value of goodwill.

Impairment of Long-Lived Assets

In accounting for the Company's long-lived assets other than goodwill, the Company applies the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS No. 144, the Company assesses its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets or asset group may not be recoverable. Recoverability of long-lived assets that will continue to be used is measured by comparing the carrying amount of the asset or asset group to the related total future undiscounted net cash flows. If an asset or asset group's carrying value is not recoverable through those cash flows, the asset group is considered to be impaired. The impairment is measured by the difference between the assets' carrying amount and their fair value, based on the best information available, including market prices or discounted cash flow analyses.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at December 31 (in thousands):

                                                                                 2006                        2005
                                                                               ---------                   ---------

         Accounts payable                                                      $  10,638                   $  10,660
         Accrued salaries and benefits                                             2,787                       2,789
         Accrued self-insurance reserves                                           2,953                       3,702
         Other accrued liabilities                                                 3,733                       4,361
                                                                               ---------                   ---------
                                                                               $  20,111                   $  21,512
                                                                               =========                   =========

Deferred Revenue

Deferred revenue consists primarily of deposits received on advance bookings of vacation properties.

Income Taxes

The Company accounts for income taxes utilizing the asset and liability method prescribed by the provisions of SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that includes the enactment date. The Company prepares its tax provisions as if it were a stand-alone business.

Financial Instruments

As the Company does not have any derivatives or fixed-rate borrowings, the carrying values of all financial instruments approximate their fair values.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Foreign Currency Translation

The Company uses the U.S. dollar as its functional and reporting currency. The Company's Canadian subsidiaries use the Canadian dollar as their functional currency. As of December 31, 2006 and 2005, the assets and liabilities of the Canadian subsidiaries were translated using the current exchange rate at the balance sheet date. For the years ended December 31, 2006, 2005, and 2004, operating statement amounts for the Canadian subsidiaries were translated at the average exchange rate in effect during the applicable periods. The resulting translation gains and losses are reflected as a component of other comprehensive income in the accompanying combined statements of deficit. Exchange rate adjustments resulting from foreign currency transactions are included in the determination of net income or loss.

Geographic Concentration of Risk

The Company's property management operations are concentrated in the states of Florida, Colorado, and South Carolina. For the year ended December 31, 2006, Florida, Colorado and South Carolina accounted for 41%, 20%, and 16%, respectively, of the Company's combined revenues. The concentration of credit risk on trade receivables is minimized by the large and diverse nature of the Company's customer base.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                              ResortQuest Mainland

2. Summary of Significant Accounting Policies (continued)

Newly Issued Accounting Standards

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FAS 109), to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 as of January 1, 2007, as required. The cumulative effect of adopting FIN 48 will be recorded in retained earnings and other applicable accounts. The Company does not expect that the adoption will have a significant impact on the Company's financial position and results of operations. The adoption of FIN 48 could result in greater volatility in the effective tax rate and balance sheet classification in future financial statements due to measurement of uncertain tax positions relating to new federal and state guidance and court decisions.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to define fair value, establish a framework for measuring fair value in accordance with accounting principles generally accepted in the United States of America and expand disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will adopt the provisions of this statement beginning in the first quarter of 2008. The Company is assessing the impact the adoption of SFAS No. 157 will have on its financial position and results of operations.

3. Acquisitions

Whistler Lodging Company, Ltd.

On February 1, 2005, the Parent Company acquired 100% of the outstanding common shares of Whistler Lodging Company, Ltd. (Whistler) from O'Neill Hotels and Resorts Whistler, Ltd. for an aggregate purchase price of $0.1 million in cash plus the assumption of Whistler's liabilities as of February 1, 2005 of $4.9 million. Whistler manages approximately 600 vacation rental units located in Whistler, British Columbia. The results of operations of Whistler have been included in the Company's financial results beginning February 1, 2005.

                              ResortQuest Mainland

3. Acquisitions (continued)

The total cash purchase price of the Whistler acquisition was as follows (in thousands):



  Cash received from Whistler                                                           $     (45)
  Direct merger                                                                               194
                                                                                        ---------
                                                                                        $     149
                                                                                        =========

The purchase price allocation as of February 1, 2005 was as follows (in thousands):
  Tangible assets acquired                                                              $   1,771
  Amortizable intangible assets                                                               212
  Goodwill                                                                                  3,024
                                                                                        ---------
  Total assets acquired                                                                     5,007
  Liabilities assumed                                                                      (4,858)
                                                                                        ---------
  Net assets acquired                                                                   $     149
                                                                                        =========

Tangible assets acquired totaled $1.8 million, which included $0.7 million of restricted cash, $0.6 million of net trade receivables and $0.2 million of property and equipment. Approximately $0.2 million was allocated to amortizable intangible assets consisting of existing property management contracts. Property management contracts represent existing contracts with property owners, homeowner associations and other direct ancillary service contracts. Property management contracts are amortized on a straight-line basis over the remaining useful life of the contracts, which is estimated to be seven years from acquisition.

As of December 31, 2006 and 2005, goodwill related to the Whistler acquisition totaled $3.3 million. During the eleven months ended December 31, 2005, the Company made adjustments to accounts payable and accrued liabilities associated with the Whistler acquisition as a result of obtaining additional information. These adjustments resulted in a net increase in goodwill of $0.3 million. As of December 31, 2006, none of this goodwill is expected to be deductible for income tax purposes.

                              ResortQuest Mainland

3. Acquisitions (continued)

East West Resorts

On January 1, 2005, the Parent Company acquired 100% of the outstanding membership interests of East West Resorts at Summit County, LLC, Aspen Lodging Company, LLC, Great Beach Vacations, LLC, East West Realty Aspen, LLC, and Sand Dollar Management Investors, LLC (collectively, East West Resorts) from East West Resorts, LLC for an aggregate purchase price of $20.7 million in cash plus the assumption of East West Resort's liabilities as of January 1, 2005 of $7.8 million. East West Resorts manages approximately 2,000 vacation rental units located in Colorado ski destinations and South Carolina beach destinations. The results of operations of East West Resorts have been included in the Company's financial results beginning January 1, 2005.

The total cash purchase price of the East West Resorts acquisition was as follows (in thousands):



  Cash paid to East West Resorts, LLC                                                       $    20,650
  Direct merger costs incurred by the Parent Company                                                 97
                                                                                            -----------
  Total                                                                                     $    20,747
                                                                                            ===========

The purchase price allocation as of January 1, 2005 was as follows (in thousands):

  Tangible assets acquired                                                                  $     9,714
  Amortizable intangible assets                                                                   6,955
  Goodwill                                                                                       11,893
                                                                                            -----------
  Total assets acquired                                                                          28,562
  Liabilities assumed                                                                            (7,815)
                                                                                            -----------
  Net assets acquired                                                                       $    20,747
                                                                                            ===========

Tangible assets acquired totaled $9.7 million, which included $4.0 million of restricted cash, $0.3 million of net trade receivables and $4.2 million of property and equipment. Approximately $7.0 million was allocated to amortizable intangible assets consisting of existing property management contracts and non-competition agreements. Property management contracts are amortized on a straight-line basis over the remaining useful life of the contracts, which is estimated to be seven years from acquisition. Non-competition agreements represent contracts with certain former owners and managers of East West Resorts, LLC that prohibit them from competing with the acquired companies for a period of five years. Non-competition agreements are amortized on a straight-line basis over the five year life of the agreements.

                              ResortQuest Mainland

3. Acquisitions (continued)

As of December 31, 2006 and 2005, goodwill related to the East West Resorts acquisition totaled $11.7 million. During the year ended December 31, 2005, the Company made adjustments to the final purchase price of ($0.6 million), as well as accrued liabilities and inventories associated with the East West Resorts acquisition of $0.4 million as a result of obtaining additional information. These adjustments resulted in a net decrease in goodwill of $0.2 million. As of December 31, 2006, approximately $9.8 million of this goodwill is expected to be deductible for income tax purposes.

4. Goodwill and Intangibles

The changes in the carrying amounts of goodwill for the years ended December 31, 2006 and 2005 are as follows (amounts in thousands):


                                                                                       2006                       2005
                                                                                  ------------               -------------

        Balance at beginning of year                                              $    136,568               $    118,150
        Impairment losses                                                              (85,737)                    --
        Acquisitions                                                                      --                       14,917
        Purchase accounting adjustments                                                 (1,150)                     3,501
                                                                                   -----------               ------------
        Balance at end of year                                                    $     49,681               $    136,568
                                                                                  ============               ============

The Company performs an annual review of goodwill for impairment by comparing the carrying value of the applicable reporting unit to the fair value of the reporting unit. If the fair value is less than the carrying value then the Company measures potential impairment by allocating the fair value of the reporting unit to the tangible assets and liabilities of the reporting unit in a manner similar to a business combination purchase price allocation. The remaining fair value of the reporting unit after assigning fair values to all of the reporting unit's assets and liabilities represents the implied fair value of goodwill of the reporting unit. The impairment is measured by the difference between the carrying value of goodwill and the implied fair value of goodwill. The Company completed the annual impairment review on all goodwill at December 31, 2006 and recorded an impairment charge of $85.0 million to write down the carrying value of goodwill at certain reporting units to its implied fair value as further discussed in Note 5. In addition, as a result of a significant adverse change in the business climate at one market during the third quarter of 2006, the Company assessed the recoverability of the carrying value of certain long lived assets in this market and recorded an impairment loss of $0.8 million related to goodwill.

                              ResortQuest Mainland

4. Goodwill and Intangibles (continued)

During 2006, the Company made adjustments to deferred taxes as a result of the Company settling certain issues with the Internal Revenue Service (the IRS). These adjustments resulted in a net decrease in goodwill of $1.2 million.

In addition to purchase price adjustments in 2005 for Whistler and East West Resorts discussed in Note 3, the Company made adjustments to deferred taxes associated with Gaylord's acquisition of the Parent Company as a result of obtaining additional information that resulted in an increase in goodwill of $3.5 million.

The carrying amount of indefinite lived intangible assets not subject to amortization was $20.1 million and $29.2 million at December 31, 2006 and 2005, respectively. The decrease in the carrying value of indefinite lived intangible assets during 2006 is due to the Company recording an impairment charge of $9.2 million to write down the carrying value of the ResortQuest trade name to its fair value as further discussed in Note 5. The gross carrying amount of amortized intangible assets was $25.0 million and $25.4 million at December 31, 2006 and 2005, respectively. The related accumulated amortization of intangible assets was $10.5 million and $6.9 million at December 31, 2006 and 2005, respectively. The amortization expense related to intangibles during the years ended December 31, 2006, 2005, and 2004 was $3.6 million, $4.0 million, and $2.6 million, respectively. As further discussed in Note 5, the Company determined that the management contracts at a certain market were not recoverable and recorded an impairment charge of $0.2 million to write down the carrying value of those management contracts to their fair value. Also, as a result of a significant adverse change in the business climate at one market during the third quarter of 2006, the Company assessed the recoverability of the carrying value of certain long lived assets in this market and recorded an impairment loss of $0.1 million related to certain intangible assets.

                              ResortQuest Mainland

4. Goodwill and Intangibles (continued)

The estimated amounts of amortization expense for the next five years are as follows (amounts in thousands):

             2007                            $    3,531
             2008                                 3,531
             2009                                 3,531
             2010                                 3,159
             2011                                   905
                                             ----------
                                             $   14,657
                                             ==========

5. Impairment and Other Charges

During 2006, the Company incurred total impairment charges of $107.8 million related to goodwill and other long-lived assets as further discussed below.

The Company evaluated its goodwill and other intangible assets with indefinite useful lives for impairment as of December 31, 2006 as described in Note 1. In connection with this impairment test, the Company determined that the fair value of the ResortQuest trade name, which is an intangible asset with an indefinite useful life, was less than its carrying value. In accordance with SFAS No. 142, the Company recorded an impairment charge of $9.2 million to write down the carrying value of the ResortQuest trade name to its fair value. Also in connection with the annual impairment test, the Company determined that the fair values of certain reporting units were less than the carrying values of those reporting units, which indicated the goodwill related to those reporting units was impaired. Therefore, the Company measured the impairment of goodwill as described in Note 1 and recorded an impairment charge of $85.0 million to write down the carrying values of goodwill at the impaired reporting units to their implied fair values. These impairment charges reflect the amounts by which the carrying values of the trade name and impaired reporting units exceeded their estimated fair values determined by their estimated future discounted cash flows.

                              ResortQuest Mainland

5. Impairment and Other Charges (continued)

During 2005 and 2006, the Company was developing a new enterprise property management system named ReQuest. The Company indefinitely suspended the development of ReQuest during the fourth quarter of 2006. As a result of this decision, the Company determined that there had been a significant change in the extent or manner in which the system was expected to be used and it was no longer probable that ReQuest would be completed and placed in service, both of which are indicators that the carrying value of the asset may be not be recoverable under SFAS No. 144 and SOP 98-1. In accordance with SFAS No. 144, the Company determined that the carrying value of ReQuest was not recoverable and recorded an impairment charge of $12.6 million to write off the carrying value of ReQuest. The Company determined the fair value of ReQuest based on the fair value of the hardware and software components of ReQuest that could be redeployed to other operations of the Company. Also in accordance with SFAS No. 144, the Company determined that the management contracts at a certain market of were not recoverable and recorded an impairment charge of $0.2 million to write down the carrying values of those management contracts to their fair values.

As a result of a significant adverse change in the business climate at one of its markets during the third quarter of 2006, the Company assessed the recoverability of the carrying value of certain long lived assets in this market and recorded an impairment loss of $0.8 million related to goodwill and $0.1 million related to certain intangible assets. These impairment charges reflect the amounts by which the carrying values of the related reporting unit or intangible asset exceeded their estimated fair values determined by their estimated future discounted cash flows.

6. Insurance Recovery

During the third quarter of 2006, the Company received $5.3 million in cash in full settlement of its claim under its business interruption insurance policies for profits lost as a result of hurricanes Ivan, Dennis and Charley. The Company has recorded the net recovery of $4.9 million as revenue in the accompanying combined statements of operations for 2006.

                              ResortQuest Mainland

7. Due to Affiliates

As discussed further in Note 1, the Company is a wholly-owned subsidiary of the Parent Company, which is wholly-owned subsidiary of Gaylord, and receives a substantial portion of financing from Gaylord. The Company classified the purchase price paid by Gaylord to acquire the Company as a liability to Gaylord. Since the date of acquisition, the Company has made additional borrowings from Gaylord for working capital and capital expenditure requirements and made payments against those borrowings with excess cash generated by its operations. The Company has also received allocations of certain administrative expenses, such as accounting, finance, marketing, and human resources expenses, from Gaylord. Generally, the allocation of administrative expenses received from Gaylord is based on the actual cost of each service provided by Gaylord to the Company. As a result of these borrowings, repayments, and expense allocations, the Company's net liability to Gaylord was $258.5 million and $237.5 million as of December 31, 2006 and 2005, respectively, which is recorded as due to Gaylord in the accompanying combined balance sheets. During 2006, 2005, and 2004, these borrowings, repayments, and expense allocations resulted in a net increase of $21.0 million, $53.9 million, and $38.0 million, respectively, in the Company's liability to Gaylord.

The due to Gaylord balance is an unsecured obligation that is subordinated to all other liabilities of the Company. This obligation has no set maturity date and there are no formal debt instruments representing the obligation. As of December 31, 2006, Gaylord expressed its intention not to demand payment from the Company of the outstanding balance of $258.5 million until at least January 1, 2008. The due to Gaylord balance accrues interest at a variable rate that is adjusted each month to equal the Applicable Federal Rate as established by the Internal Revenue Service, which was 4.79% as of December 31, 2006. Interest expense related to the due to Gaylord balance for the years ended December 31, 2006, 2005, and 2004 was $13.9 million, $12.1 million, and $10.3 million, respectively. Unless the Company is sold during 2007, Gaylord has agreed to provide sufficient funds to the Company, when and if necessary, to continue the Company's operations as a going concern through at least December 31, 2007.

Gaylord also advances cash to, receives cash from, and enters into various other transactions with certain subsidiaries of the Parent Company that offer rentals, sales, and management services to vacation properties in Hawaii (ResortQuest Hawaii). While these transactions between Gaylord and ResortQuest Hawaii clear through the Company, the net liability owed by ResortQuest Hawaii as a result of these transactions is ultimately owed to Gaylord. Therefore, the Company has not accrued a receivable from ResortQuest Hawaii and an offsetting payable to Gaylord for the net impact of these transactions in the accompanying combined balance sheets.

                              ResortQuest Mainland

8. Property and Equipment

Property and equipment at December 31, 2006 and 2005 is recorded at cost and summarized as follows (amounts in thousands):

                                                                           2006                       2005
                                                                       ------------               ------------

        Land and land improvements                                     $      2,868               $      2,894
        Building and improvements                                             8,707                      6,431
        Leasehold improvements                                                4,337                      4,022
        Furniture, fixtures, and equipment                                   12,576                     11,293
        Vehicles                                                              1,985                      1,608
        Software and web development                                          8,055                      6,646
        Construction in progress                                              5,019                     11,061
                                                                       ------------               ------------
                                                                             43,547                     43,955
        Accumulated depreciation                                            (14,193)                    (9,900)
                                                                       ------------               ------------
                                                                       $     29,354               $     34,055
                                                                       ============               ============

Depreciation and amortization expense for the property and equipment for the years ended December 31, 2006, 2005 and 2004 was $5.5 million, $5.0 million, and $4.3 million, respectively. Capitalized interest for the years ended December 31, 2006, 2005 and 2004 was $0.7 million, $0.2 million, and $0, respectively.

9. Income Taxes

The (benefit) provision for income taxes consisted of the following (amounts in thousands):

                                                   2006                 2005                   2004
                                               -----------           ---------               ---------

        Current:
          State                                $      27             $      65               $     --
          Foreign                                    --                    --                      (26)
        Deferred
          Federal                                 (7,368)                  649                   2,711
          State                                   (1,143)                  124                     291
                                               ---------             ---------               ---------
                                               $  (8,484)            $     838               $   2,976
                                               =========             =========               =========

                              ResortQuest Mainland

9. Income Taxes (continued)

The effective tax rate as applied to pretax loss differed from the statutory federal rate due to the following:


                                                                                  2006            2005              2004
                                                                                --------         ------            -----

  U.S. federal statutory rate                                                      35%             35%               35%
  State taxes (net of federal tax benefit and change in valuation allowance)        1              (1)               (2)
  Foreign valuation allowance                                                      --              (4)               (2)
  Federal valuation allowance                                                     (11)            (32)              (46)
  Goodwill impairment                                                             (19)             --                --
  Other                                                                            --              (1)               (3)
                                                                                -----            ----              ----
                                                                                    6%             (3)%             (18)%
                                                                                =====            ====              ====

As further discussed in Note 5, the Company recorded an impairment charge of $85.0 million to write down the carrying value of goodwill. The Company recorded income tax expense of $25.4 million related to this impairment charge.

                              ResortQuest Mainland

9. Income Taxes (continued)

Provision is made for deferred federal and state income taxes in recognition of certain temporary differences in reporting items of income and expense for financial statement purposes and income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows (amounts in thousands):

                                                                                 2006                       2005
                                                                             ------------              -------------

        Deferred tax assets
        Accounting reserves and accruals                                     $        699               $        501
        Federal, state, and foreign net operating loss carryforwards               48,267                     34,526
        Tax credits and other carryforwards                                           309                        241
        Other assets                                                                1,376                      1,280
                                                                             ------------               ------------
          Total deferred tax assets                                                50,651                     36,548
          Valuation allowance                                                     (49,552)                   (30,616)
                                                                             ------------               ------------
          Total deferred tax assets, net of valuation allowance                     1,099                      5,932
                                                                             ------------               ------------
        Deferred tax liabilities
        Goodwill and other intangibles                                              8,086                     17,665
        Property and equipment, net                                                 1,070                      1,139
        Other liabilities                                                             948                        757
                                                                             ------------               ------------
          Total deferred tax liabilities                                           10,104                     19,561
                                                                             ------------               ------------
        Net deferred tax liabilities                                         $      9,005               $     13,629
                                                                             ============               ============

At December 31, 2006, the Company had federal net operating loss carryforwards of $109.3 million which will begin to expire in 2021. In addition, the Company had employment tax credits of $0.1 million that will not expire. State net operating loss carryforwards at December 31, 2006 totaled $121.2 million and will expire between 2014 and 2026. Foreign net operating loss carryforwards at December 31, 2006 totaled $15.0 million and will begin to expire in 2007. The use of certain federal, state and foreign net operating losses and other federal, state and foreign deferred tax assets are limited to the future taxable earnings of the Company and its separate legal entities. As a result, a valuation allowance has been provided for certain federal, state and foreign deferred tax assets, including loss carryforwards. The change in valuation allowance was $18.9 million, $14.3 million, and $13.5 million in 2006, 2005 and 2004, respectively. Based on the expectation of future taxable income, management believes that it is more likely than not that the results of operations will generate sufficient taxable income to realize the deferred tax assets after giving consideration to the valuation allowance. At December 31, 2006, $7.5 million of the

                              ResortQuest Mainland

9. Income Taxes (continued)

total valuation allowance is related to deferred tax assets for which any subsequently recognized tax benefits will be recorded as a reduction of goodwill.

The IRS has completed and closed its audits of the Company's tax returns through 2002. The Company has considered the tax effect of the settled items and made the appropriate adjustments to the deferred tax assets and liabilities and resulting benefit or expense.

The Company has estimated and accrued for certain tax assessments and the expected resolution of tax contingencies which arise in the ordinary course of business. The ultimate outcome of these tax-related contingencies impact the determination of income tax expense and may not be resolved until several years after the related tax returns have been filed. Predicting the outcome of such tax assessments involves uncertainty; however, the Company believes that recorded tax liabilities adequately account for its analysis of probable outcomes.

10. Stock Plans

Certain employees of the Company are eligible to receive stock options under Gaylord's 2006 Omnibus Incentive Plan (the Plan). Gaylord believes that such awards better align the interests of the Company's employees with those of Gaylord's shareholders. Stock option awards are generally granted with an exercise price equal to the market price of Gaylord's stock at the date of grant and generally expire ten years after the date of grant. Generally, stock options granted to the Company's employees are exercisable one to four years from the date of grant.

The Plan also provides for the award of restricted stock and restricted stock units (Restricted Stock Awards) to certain of the Company's employees. Restricted Stock Awards granted to the Company's employees are exercisable one to four years from the date of grant.

Under Gaylord's Performance Accelerated Restricted Stock Unit Program (PARSUP) pursuant to the Plan, selected executives and other key employees of the Company may also receive restricted stock units, the vesting of which occurs upon the earlier of February 2008 or the achievement of various company-wide performance goals.

                              ResortQuest Mainland

10. Stock Plans (continued)

Because the stock options, Restricted Stock Awards, and PARSUP awards described above are issued by Gaylord to employees of the Company in exchange for services provided for the benefit of the Company, the compensation expense related to these issuances has been included in the accompanying combined statements of operations. The Company records compensation expense equal to the fair value of stock option awards and Restricted Stock Awards granted to its employees over the award's vesting period. The Company records compensation expense equal to the fair value of each PARSUP award granted to its employees on a straight line basis over a period beginning on the grant date and ending February 2008. The fair value of all stock-based compensation granted to the Company's employees is based on the fair value assigned to the stock-based compensation issued by Gaylord.

Compensation cost that has been charged against pre-tax income for all of the stock-based compensation received by the Company's employees, including the amortization of the fair value of certain stock options of the Parent Company that were converted to stock options of Gaylord at acquisition, was $1.3 million, $0.7 million, and $1.2 million for 2006, 2005, and 2004, respectively. These amounts are included in direct operating costs or selling, general and administrative expense in the accompanying combined statements of operations and in due to Gaylord in the accompanying combined balance sheets. As of December 31, 2006, there were 304,075 stock options, 8,000 Restricted Stock Awards, and 48,000 PARSUP awards outstanding related to the Company's employees.

11. Commitments and Contingencies

Capital Leases

As of December 31, 2005, the Company held certain software under a capitalized lease agreement. During 2006, the Company terminated this lease and wrote off the related property and equipment and capital lease obligation.

                              ResortQuest Mainland

11. Commitments and Contingencies (continued)

In the accompanying combined balance sheets, the following amounts of assets under capitalized lease agreements are included in property and equipment and the related obligations are included in debt as of December 31 (amounts in thousands):

                                                                          2006                 2005
                                                                        -------             ---------

        Property and equipment                                          $  --               $   1,554
        Accumulated depreciation                                           --                    (330)
                                                                        -------             ---------

        Net assets under capital leases                                 $  --               $   1,224
                                                                        =======             =========


        Current lease obligations                                       $ --                $     337
        Long-term lease obligations                                       --                      896
                                                                        -------             ---------

        Capital lease obligations                                       $ --                $   1,233
                                                                        =======             =========

Operating Leases

The Company has entered into non-cancelable operating leases for equipment, operating space, office space, hotel properties and individual condominium units within its managed properties. Under terms of the leases, the Company is generally required to pay all taxes, insurance and maintenance. Rental expense for operating leases was $8.0 million, $8.3 million, and $6.2 million for 2006, 2005 and 2004, respectively.

Future minimum cash lease commitments under all non-cancelable operating leases in effect at December 31, 2006 are as follows (amounts in thousands):

                                              Operating Leases
                                             -----------------

   2007                                      $     5,279
   2008                                            4,216
   2009                                            3,432
   2010                                            2,839
   2011                                            2,615
   Thereafter                                     15,627
                                             -----------
                                             $    34,008
                                             ===========

                              ResortQuest Mainland

11. Commitments and Contingencies (continued)

Other Commitments and Contingencies

The Company and its employees participate in a broad range of insurance coverages carried by Gaylord, including workers' compensation, employee medical benefits, and general liability. The workers' compensation, employee medical benefits, and general liability coverages are self-insured by Gaylord. Gaylord has purchased stop-loss coverage in order to limit its exposure to any significant levels of claims relating to workers' compensation, employee medical benefits and general liability for which it is self-insured. Because these coverages insure the Company and its employees, the portion of the total self-insurance reserves and expense related to the Company have been included in the accompanying combined financial statements. The Company recognizes self-insured losses based upon estimates of its share of the aggregate liability for uninsured claims incurred using certain actuarial assumptions followed in the insurance industry or the Company's historical experience. Changes in cost assumptions, as well as changes in actual experience, could cause these estimates to change significantly in the near term.

The Company, in the ordinary course of business, is involved in certain legal actions and claims on a variety of other matters. It is the opinion of management that such legal actions will not have a material effect on the results of operations, financial condition or liquidity of the Company.

12. Retirement Plans

Substantially all employees of the Company are eligible to participate in Gaylord's contributory retirement savings plan. Gaylord contributes an amount equal to the lesser of one-half of the amount of the employee's contribution or 3% of the employee's salary. In addition, for certain ResortQuest employees working in the Gaylord corporate office, Gaylord contributes 2% of the employee's salary as a voluntary company contribution and up to an additional 2% of the employee's salary, based upon its financial performance. Gaylord's contributions under the retirement savings plans related to employees of the Company were $0.8 million, $0.8 million, and $0.6 million for 2006, 2005 and 2004, respectively.

13. Related Party Transactions

Except for the transactions the Company has entered into with Gaylord and ResortQuest Hawaii, which are more fully described in Note 7, the Company has not entered into any other material transactions with related parties.

 CONDENSED COMBINED FINANCIAL STATEMENTS
 (UNAUDITED)

 ResortQuest Mainland
 Three Months Ended March 31, 2007 and 2006
 (Unaudited)

                              ResortQuest Mainland

                     Condensed Combined Financial Statements
                                   (Unaudited)

                   Three months Ended March 31, 2007 and 2006




                                    Contents

Condensed Combined Statements of Operations.........................3
Condensed Combined Balance Sheets ..................................4
Condensed Combined Statements of Cash Flows.........................5
Notes to Condensed Combined Financial Statements....................6

                            ResortQuest Mainland

                   Condensed Combined Statements of Operations
                                (Unaudited)


                                                                               Three Months Ended March 31,
                                                                             2007                      2006
                                                                          ---------                -----------
                                                                                    (In Thousands)

Revenues                                                                   $ 39,751                  $ 42,455

Operating expenses:
  Direct operating expenses                                                  31,606                    33,320
  Selling, general and administrative                                         8,315                     8,437
  Depreciation and amortization                                               2,023                     2,304
                                                                           --------                  --------
    Operating loss                                                           (2,193)                   (1,606)
                                                                           --------                  --------
Interest expense, net of amounts capitalized                                  7,391                     2,806
Interest income                                                                (116)                     (219)
Other (income) and expense, net                                                 181                        65
                                                                           --------                  --------
  Loss before provision (benefit) for income taxes                           (9,649)                   (4,258)
Provision (benefit) for income taxes                                            150                      (564)
                                                                           --------                  --------
  Net loss                                                                 $ (9,799)                 $ (3,694)
                                                                           ========                  ========


See accompanying notes.

                              ResortQuest Mainland

                        Condensed Combined Balance Sheets
                                   (Unaudited)


                                                                                March 31,              December 31,
                                                                                   2007                     2006
                                                                               ----------                ----------
                                                                                            (In Thousands)

Assets
Current assets:
    Cash and cash equivalents - unrestricted                                     $  4,335                $   3,146
    Cash and cash equivalents - restricted                                         19,376                   10,767
    Trade receivables, less allowance of $270 and $291, respectively                6,761                    5,595
    Other receivables                                                               4,361                    3,047
    Prepaid expenses                                                                3,497                    1,629
    Inventories                                                                       350                      549
    Other current assets                                                              269                      280
                                                                                 --------                ---------
Total current assets                                                               38,949                   25,013
                                                                                 --------                ---------

Property and equipment, net of accumulated depreciation                            29,387                   29,354
Intangible assets, net of accumulated amortization                                 13,782                   14,644
Goodwill                                                                           49,655                   49,681
Indefinite lived intangible assets                                                 20,080                   20,080
Other long-term assets                                                                396                      373
                                                                                 --------                ---------
Total assets                                                                     $152,249                $ 139,145
                                                                                 ========                =========

Liabilities and deficit
Current liabilities:
    Accounts payable and accrued liabilities                                     $ 25,284                 $ 20,111
    Deferred revenue                                                               34,144                   30,391
    Other current liabilities                                                       5,257                    2,787
                                                                                 --------                ---------
Total current liabilities                                                          64,685                   53,289
                                                                                 --------                ---------

Deferred income taxes                                                               8,138                    9,005
Other long-term liabilities                                                         3,381                    2,042
Due to Gaylord                                                                    269,669                  258,504
Commitments and contingencies
Deficit:
    Accumulated deficit                                                          (193,889)                (184,046)
    Accumulated other comprehensive income                                            265                      351
                                                                                 --------                ---------
Total deficit                                                                    (193,624)                (183,695)
                                                                                 --------                ---------
Total liabilities and equity                                                     $152,249                $ 139,145
                                                                                 ========                =========


See accompanying notes.

                              ResortQuest Mainland

                   Condensed Combined Statements of Cash Flows
                                   (Unaudited)


                                                                                             Three Months Ended March 31,
                                                                                          2007                     2006
                                                                                      -----------               ----------
                                                                                                     (In Thousands)


Operating activities
Net loss                                                                                 $(9,799)                $ (3,694)
Amounts to reconcile net loss to net cash flows (used in) provided by operating activities:
       Stock-based compensation expense                                                      337                      276
       Depreciation and amortization                                                       2,023                    2,304
       Loss on sales of assets                                                               201                       10
       Provision (benefit) for deferred income taxes                                         150                     (564)
       Changes in:
            Trade receivables                                                             (1,166)                  (1,997)
            Other receivables                                                             (1,314)                   1,988
            Prepaid expenses                                                              (1,868)                  (2,249)
            Inventories                                                                      199                     (253)
            Accounts payable and accrued liabilities                                       7,188                    4,373
            Deferred revenue                                                               3,753                    5,265
            Other assets and liabilities                                                     286                      308
                                                                                         -------                 --------
Net cash flows (used in) provided by operating activities                                    (10)                   5,767
                                                                                         -------                 --------

Investing activities
Purchases of property and equipment                                                       (1,023)                  (6,199)
Proceeds from sale of assets                                                                   2                       48
                                                                                         -------                 --------
Net cash flows used in investing activities                                               (1,021)                  (6,151)
                                                                                         -------                 --------

Financing activities
Advances from (repayments to) Gaylord, net                                                10,829                   (3,787)
Increase in restricted cash and cash equivalents                                          (8,609)                  (9,347)
Other financing activities, net                                                              --                      (321)
                                                                                         -------                 --------
Net cash flows provided by (used in) financing activities                                  2,220                  (13,455)
                                                                                         -------                 --------

Net change in cash and cash equivalents                                                    1,189                  (13,839)
Cash and cash equivalents - unrestricted, beginning of period                              3,146                   12,477
                                                                                         -------                 --------
Cash and cash equivalents - unrestricted, end of period                                  $ 4,335                 $ (1,362)
                                                                                         =======                 ========

Supplemental cash flow information:
Cash received for income taxes                                                           $    23                 $  1,422

See accompanying notes.

                              ResortQuest Mainland

                     Condensed Combined Financial Statements
                                   (Unaudited)


                   Three Months Ended March 31, 2007 and 2006

1. Basis of Presentation

ResortQuest Mainland (the Company) is a vacation rental property management company offering rentals, sales, and management services to approximately 9,300 vacation properties in premier beach and mountain locations in the continental United States and Canada. ResortQuest Mainland is comprised of the following entities, all of which are wholly owned subsidiaries of ResortQuest International, Inc. (the Parent Company):



Abbott & Andrews Realty Services LLC                                              ResortQuest Mortgage LLC
Accommodations Center Inc                                                         ResortQuest Northwest Florida LLC
Aspen Lodging Company LLC                                                         ResortQuest Orlando LLC
B&B on the Beach Inc                                                              ResortQuest Real Estate of Alabama inc
Brindley & Brindley Realty & Development Inc                                      ResortQuest Real Estate of Florida Inc.
Catering Concepts LLC                                                             ResortQuest Real Estate of Hawaii Inc
Coastal Resorts Management Inc                                                    ResortQuest Real Estate of Mississippi Inc
Coastal Resorts Realty LLC                                                        ResortQuest Realty Aspen LLC
Coates Reid & Waldron Inc                                                         ResortQuest Southwest Florida LLC
Collection of Fine Properties Inc                                                 ResortQuest St Simons Inc
Columbine Management Company                                                      ResortQuest Technologies Inc
Exclusive Vacation Properties Inc                                                 ResortQuest Whistler Property Management Inc
Great Beach Vacations LLC                                                         Ridgepine Inc
High Country Resorts II Merger Co                                                 RQ SW Florida LLC
High Country Resorts Inc                                                          RQI Acquisition LLC
Hilton Head Ocean Front Sales and Rentals Inc                                     RQMA Inc
KTF Acquisition Co                                                                Sand Dollar Management LLC
Mountain Memories Accommodations Ltd                                              Sand Dollar Ocean LLC
Mountain Valley Properties Inc                                                    SIIK Inc
Peak Ski Rentals LLC                                                              Spearhead Rentals Ltd
Powder Resorts Townhomes Ltd                                                      Steamboat Premier Properties Inc
R&R Resort Rental Properties Inc                                                  Telluride Resort Accommodations Inc
Realty Referal Consultants LLC                                                    Ten Mile Holdings Ltd
Resort Property Management Inc                                                    The Tops'l Group Inc
Resort Rental Vacations LLC                                                       Tops'l Club of NW Florida LLC
ResortQuest Arizona Inc                                                           Tops'l Development II LLC
ResortQuest at Summit County LLC                                                  Tops'l Development LLC
ResortQuest Colorado Inc.                                                         Trupp Hodnett Inc
ResortQuest Hilton Head Inc                                                       Whistler Chalets Holding Corp
ResortQuest Idaho Inc                                                             Whistler Lodging Company Ltd
ResortQuest International Inc                                                     Whistler Exclusive Vacation Properties Ltd


                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)



1. Basis of Presentation (continued)

The Parent Company is a wholly owned subsidiary of Gaylord Entertainment Company (Gaylord). Because all legal entities of the Company are wholly owned subsidiaries of the Parent Company, the statements of deficit are presented on a cumulative basis. All of the allocations and estimates in these condensed combined financial statements are based on assumptions that management believes are reasonable under the circumstances. Actual results could differ from those estimates. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Company had been operated on a stand-alone basis.

On November 20, 2003, 100% of the outstanding common shares of the Parent Company were acquired by Gaylord in a tax-free, stock-for-stock merger. Gaylord accounted for the acquisition of the Parent Company under the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to the Parent Company's net tangible and identifiable intangible assets based upon their fair value as of the date of completion of the acquisition. Subsequent to the allocation of the total purchase price to the Parent Company, Gaylord determined the reporting units of the Parent Company in accordance with SFAS (Statement of Financial Accounting Standard) No. 142. Gaylord allocated the tangible assets acquired to the reporting units of the Parent Company based on the tangible assets held by each reporting unit at the date of acquisition. Gaylord allocated the identifiable intangible assets, consisting of property management contracts, trade names, and goodwill, to the reporting units of the Parent Company based on the fair value of each reporting unit relative to the total purchase price of the Parent Company. As a result of this process, Gaylord allocated $17.9 million in property management contracts, $29.2 million in trade names, and $120.7 million in goodwill to the reporting units of the Company as of November 20, 2003. Property management contracts represent existing contracts with property owners, homeowner associations and other direct ancillary service contracts. Property management contracts are amortized on a straight-line basis over the remaining useful life of the contracts, which was estimated to be seven years from acquisition. The trade name intangible asset, consisting primarily of the "ResortQuest" trade name, was deemed to have an indefinite remaining useful life and therefore will not be amortized. See Note 2 for a further discussion of the Company's intangible assets.

The accompanying condensed combined financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in combining the Company. However, accounts and transactions with the Parent Company and Gaylord have not been eliminated.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)


1. Basis of Presentation (continued)

The condensed combined financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the financial information presented not misleading. These condensed combined financial statements should be read in conjunction with the audited combined financial statements and the notes thereto for the year ended December 31, 2006. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. All adjustments are of a normal, recurring nature. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

2. Goodwill and Intangibles

The changes in the carrying amounts of goodwill for the three months ended March 31, 2007 are as follows (amounts in thousands):

        Balance at December 31, 2006                    $     49,681
        Purchase accounting adjustments                          (26)
                                                        ------------
        Balance at March 31, 2007                       $     49,655
                                                        ============

During the three months ended March 31, 2007, the Company made adjustments to deferred taxes associated with the ResortQuest acquisition. These adjustments resulted in a net decrease in goodwill of $26,000.

The carrying amount of indefinite lived intangible assets not subject to amortization was $20.1 million at March 31, 2007 and December 31, 2006. The gross carrying amount of amortized intangible assets was $25.0 million at March 31, 2007 and December 31, 2006. The related accumulated amortization of intangible assets was $11.2 million and $10.5 million at March 31, 2007 and December 31, 2006, respectively. The amortization expense related to intangibles was $0.8 million and $1.0 million during the three months ended March 31, 2007 and 2006, respectively.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)

2. Goodwill and Intangibles (continued)

The estimated amounts of amortization expense for the next five years are as follows (amounts in thousands):

                         2008                $     3,531
                         2009                      3,531
                         2010                      3,489
                         2011                      2,545
                         2012                        681
                                             -----------
                                             $    13,777
                                             ===========

3. Due to Affiliates

As discussed further in Note 1, the Company is a wholly-owned subsidiary of the Parent Company, which is wholly-owned subsidiary of Gaylord, and receives a substantial portion of financing from Gaylord. The Company classified the purchase price paid by Gaylord to acquire the Company as a liability to Gaylord. Since the date of acquisition, the Company has made additional borrowings from Gaylord for working capital and capital expenditure requirements and made payments against those borrowings with excess cash generated by its operations. The Company has also received allocations of certain administrative expenses, such as accounting, finance, marketing, and human resources expenses, from Gaylord. Generally, the allocation of administrative expenses received from Gaylord is based on the actual cost of each service provided by Gaylord to the Company. As a result of these borrowings, repayments, and expense allocations, the Company's net liability to Gaylord was $269.7 million and $258.5 million as of March 31, 2007 and December 31, 2006, respectively, which is recorded as due to Gaylord in the accompanying condensed combined balance sheet. During the three months ended March 31, 2007 and 2006, these borrowings, repayments, and expense allocations resulted in a net increase (decrease) of $11.2 million and ($3.7) million, respectively, in the Company's liability to Gaylord.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)

3. Due to Affiliates (continued)

The due to Gaylord balance is an unsecured obligation that is subordinated to all other liabilities of the Company. This obligation has no set maturity date and there are no formal debt instruments representing the obligation. As of March 31, 2007, Gaylord expressed its intention not to demand payment from the Company of the outstanding balance of $269.7 million until at least April 1, 2008. The due to Gaylord balance accrues interest at a variable rate that is adjusted each month to equal Gaylord's borrowing rate plus 2%, which was 10.25% as of March 31, 2007. Interest expense related to the due to Gaylord balance for the three months ended March 31, 2007 and 2006 was $7.4 million and $2.8 million, respectively. Unless the Company is sold during the twelve months ending March 31, 2008, Gaylord has agreed to provide sufficient funds to the Company, when and if necessary, to continue the Company's operations as a going concern through at least March 31, 2008.

Gaylord also advances cash to, receives cash from, and enters into various other transactions with certain subsidiaries of the Parent Company that offer rentals, sales, and management services to vacation properties in Hawaii (ResortQuest Hawaii). While these transactions between Gaylord and ResortQuest Hawaii clear through the Company, the net liability owed by ResortQuest Hawaii as a result of these transactions is ultimately owed to Gaylord. Therefore, the Company has not accrued a receivable from ResortQuest Hawaii and an offsetting payable to Gaylord for the net impact of these transactions in the accompanying condensed combined balance sheets.

4. Stock Plans

Certain employees of the Company are eligible to receive stock options under Gaylord's 2006 Omnibus Incentive Plan (the Plan). Gaylord believes that such awards better align the interests of the Company's employees with those of Gaylord's shareholders. Stock option awards are generally granted with an exercise price equal to the market price of Gaylord's stock at the date of grant and generally expire ten years after the date of grant. Generally, stock options granted to the Company's employees are exercisable one to four years from the date of grant.

The Plan also provides for the award of restricted stock and restricted stock units (Restricted Stock Awards) to certain of the Company's employees. Restricted Stock Awards granted to the Company's employees are exercisable one to four years from the date of grant.

Under Gaylord's Performance Accelerated Restricted Stock Unit Program (PARSUP) pursuant to the Plan, selected executives and other key employees of the Company may also receive restricted stock units, the vesting of which occurs upon the earlier of February 2008 or the achievement of various company-wide performance goals.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)


4. Stock Plans (continued)

Because the stock options, Restricted Stock Awards, and PARSUP awards described above are issued by Gaylord to employees of the Company in exchange for services provided for the benefit of the Company, the compensation expense related to these issuances has been included in the accompanying condensed combined statements of operations. The Company records compensation expense equal to the fair value of stock option awards and Restricted Stock Awards granted to its employees over the award's vesting period. The Company records compensation expense equal to the fair value of each PARSUP award granted to its employees on a straight line basis over a period beginning on the grant date and ending February 2008. The fair value of all stock-based compensation granted to the Company's employees is based on the fair value assigned to the stock-based compensation issued by Gaylord.

Compensation cost that has been charged against pre-tax income for all of the stock-based compensation received by the Company's employees, including the amortization of the fair value of certain stock options of the Parent Company that were converted to stock options of Gaylord at acquisition, was $0.3 million for the three months ended March 31, 2007 and 2006. These amounts are included in direct operating costs or selling, general and administrative expense in the accompanying condensed combined statements of operations and in due to Gaylord in the accompanying condensed combined balance sheets. As of March 31, 2007, there were 366,357 stock options, 5,000 Restricted Stock Awards, and 48,000 PARSUP awards outstanding related to the Company's employees.

5. Commitments and Contingencies

The Company and its employees participate in a broad range of insurance coverages carried by Gaylord, including workers' compensation, employee medical benefits, and general liability. The workers' compensation, employee medical benefits, and general liability coverages are self-insured by Gaylord. Gaylord has purchased stop-loss coverage in order to limit its exposure to any significant levels of claims relating to workers' compensation, employee medical benefits and general liability for which it is self-insured. Because these coverages insure the Company and its employees, the portion of the total self-insurance reserves and expense related to the Company have been included in the accompanying condensed combined financial statements. The Company recognizes self-insured losses based upon estimates of its share of the aggregate liability for uninsured claims incurred using certain actuarial assumptions followed in the insurance industry or the Company's historical experience. Changes in cost assumptions, as well as changes in actual experience, could cause these estimates to change significantly in the near term.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)


5. Commitments and Contingencies (continued)

The Company, in the ordinary course of business, is involved in certain legal actions and claims on a variety of other matters. It is the opinion of management that such legal actions will not have a material effect on the results of operations, financial condition or liquidity of the Company.

6. Related Party Transactions

Except for the transactions the Company has entered into with Gaylord and ResortQuest Hawaii, which are more fully described in Note 3, the Company has not entered into any other material transactions with related parties.

7. Income Taxes

The Company adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"), as of January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. As a result of adopting FIN 48, the Company recognized a net increase of $44,000 in the liability for unrecognized tax benefits, which was accounted for as a decrease to the January 1, 2007 balance of retained earnings. As of January 1, 2007, the Company had $1.4 million of unrecognized tax benefits, of which none would affect the Company's effective tax rate if recognized. As of March 31, 2007, the Company had $1.4 million of unrecognized tax benefits, which are recorded in other long-term liabilities in the accompanying condensed combined balance sheet. It is expected that the unrecognized tax benefits will change in the next twelve months; however, the Company does not expect the change to have a significant impact on the results of operations or the financial position of the Company.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. The Company recognized no interest or penalties related to uncertain tax positions in the accompanying condensed combined statements of operations for the three months ended March 31, 2007 and 2006. As of March 31, 2007, the Company has accrued no interest or penalties related to uncertain tax positions.

The tax years 2003-2006 remain open to examination by the major taxing jurisdictions to which the Company is subject.

                              ResortQuest Mainland

               Condensed Combined Financial Statements (Unaudited)
                                   (continued)


8. Newly Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", to define fair value, establish a framework for measuring fair value in accordance with accounting principles generally accepted in the United States of America and expand disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will adopt the provisions of this statement beginning in the first quarter of 2008. The Company is assessing the impact the adoption of SFAS No. 157 will have on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company will adopt the provisions of this statement beginning in the first quarter of 2008. The Company is assessing the impact the adoption of SFAS No. 159 will have on its financial position and results of operations.